Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

LATAM AIRLINES GROUP S.A.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, without par value	(1)	457(o)	31,007,568,000	$0.0218	$675,964,982.40	0.0001531	$103,490.24

Total Offering Amounts:							$675,964,982.40		103,490.24
Total Fees Previously Paid:									0.00
Total Fee Offsets:									103,490.24
Net Fee Due:									$0.00

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Offering Note(s)

(1)	The shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two thousand common shares. The Registrant’s ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-280864).

Based on a price per ADS of $43.60 and a ratio of ADSs to common shares of 2,000 to 1.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	LATAM Airlines Group S.A.	(1)	F-1	333-266844	08/12/2022		$103,490.24	Equity	Common shares, no par value per share represented by American Depositary Shares		$4,804,553,338.27	$
Fee Offset Sources	LATAM Airlines Group S.A.	(2)	F-1	333-266844		08/12/2022							445,382.09

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Offset Note(s)

(1)	The Registrant previously paid filing fees of $445,382.09 in connection with the Registration Statement on Form F-1 (File No. 333-266844) (the “Prior Registration Statement”) filed on August 12, 2022, which Prior Registration Statement was withdrawn on August 31, 2023 pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant will offset such amount of previously paid filing fees against filing fees due in connection with this Registration Statement. After the application of $77,401.44 of such fee offset in connection with the offer and sale of 43,700,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on July 25, 2024, the Registrant had $367,980.65 of such fee offset remaining. After the application of $56,647.00 in connection with the offer and sale of 20,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on June 17, 2025, the Registrant had $311,333.65 of such fee offset remaining. After the application of $117,397.08 in connection with the offer and sale of 36,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on August 14, 2025, the Registrant had $193,936.57 of such fee offset. After the application of $51,012.92 in connection with the offer and sale of 14,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on September 9, 2025, the Registrant had $142,923.65 of such fee offset for future application. After the application of $103,490.24 in connection with this offering of 31,007,568,000 common shares, the Registrant will have $39,433.41 of such fee offset for future application.
(2)	The Registrant previously paid filing fees of $445,382.09 in connection with the Registration Statement on Form F-1 (File No. 333-266844) (the “Prior Registration Statement”) filed on August 12, 2022, which Prior Registration Statement was withdrawn on August 31, 2023 pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant will offset such amount of previously paid filing fees against filing fees due in connection with this Registration Statement. After the application of $77,401.44 of such fee offset in connection with the offer and sale of 43,700,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on July 25, 2024, the Registrant had $367,980.65 of such fee offset remaining. After the application of $56,647.00 in connection with the offer and sale of 20,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on June 17, 2025, the Registrant had $311,333.65 of such fee offset remaining. After the application of $117,397.08 in connection with the offer and sale of 36,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on August 14, 2025, the Registrant had $193,936.57 of such fee offset. After the application of $51,012.92 in connection with the offer and sale of 14,000,000,000 common shares for which the Registrant filed a final prospectus supplement on Form 424(b)(7) on September 9, 2025, the Registrant had $142,923.65 of such fee offset for future application. After the application of $103,490.24 in connection with this offering of 31,007,568,000 common shares, the Registrant will have $39,433.41 of such fee offset for future application.